UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2009
NOVAVAX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26770	22-2816046

(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)
9920 Belward Campus Drive, Rockville, MD 20850
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (240) 268-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On June 24, 2009, Novavax, Inc. (the “Company”) announced the appointment of Stanley C. Erck to the Company’s Board of Directors. Mr. Erck most recently served as president and chief executive officer of Iomai Corporation, a developer of vaccines and immune system therapies, which was acquired in 2008 by Intercell. He also previously held leadership positions at Procept, a publicly traded immunology company, Integrated Genetics, now known as Genzyme, and Baxter International. Mr. Erck also serves on the Board of Directors of BioCryst Pharmaceuticals, MaxCyte, Inc. and MdBio Foundation.
     As part of his appointment to the Company’s Board of Directors, Mr. Erck received incentive stock options to purchase 20,000 shares of the Company’s common stock at an exercise price of $2.44 (the closing price of the Company’s common stock on June 24, 2009, the date of grant). The stock options will become fully exercisable on December 24, 2009 and will expire on June 24, 2019. Mr. Erck will be compensated on the same basis as all other non-employee directors of the Company, as described under the section entitled “Compensation of Directors” in the Company’s most recent proxy statement filed with the U.S. Securities and Exchange Commission.
     A copy of the press release announcing the appointment of Mr. Erck and providing additional information about him is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.
     Effective as of June 24, 2009, the Company’s Board of Directors increased the number of directors of the Company from eight to nine, pursuant to Section 2.2 of the Company’s Amended and Restated Bylaws dated as of August 2, 2007.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

99.1	Press Release dated June 26, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.

June 26, 2009	By: Name:	/s/ Evdoxia E Kopsidas Evdoxia E Kopsidas
	Title:	Senior Director of Finance and Principal Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated June 26, 2009.

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